Exhibit 4.2

INTASYS CORPORATION

AMENDED

SUBSCRIPTION AGREEMENT

THE SECURITIES TO BE ISSUED PURSUANT TO THIS SECURITIES PURCHASE AGREEMENT (THE "AGREEMENT") HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION S ("REGULATION S") PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THIS AGREEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES TO BE SOLD PURSUANT TO THIS AGREEMENT IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.

THE SECURITIES TO BE ISSUED PURSUANT TO THIS AGREEMENT MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED TO ANY U.S. PERSON, AS DEFINED IN REGULATION S, OR ANY PERSON IN THE UNITED STATES, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE 1933 ACT AND UNDER PROVISIONS OF APPLICABLE STATE SECURITIES LAWS; AND IN THE CASE OF AN EXEMPTION, ONLY IF THE ISSUER, AS HEREINAFTER DEFINED, HAS RECEIVED AN OPINION FROM COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF THE SECURITIES.

AMENDED SUBSCRIPTION AGREEMENT
FOR UNITS OF INTASYS CORPORATION

To:	INTASYS CORPORATION (the "Issuer") Attention : Chairman and Chief Executive Officer
And to:	(the "Agent") Attention:

The undersigned (the "Purchaser") hereby irrevocably subscribes for and offers to purchase from the Issuer the Purchased Units (as defined below) at a price of US$1.32 per Unit for the Purchase Price. Each Unit consists of one share of the Issuer's common stock having no par value ("Common Share"), one non-transferable warrant (the "A Warrant"). Each A Warrant entitles the holder to purchase one Common Share at a price of US$1.40 per share on or before November 30, 2004 (the "A Warrant Expiry Date"). Upon the due exercise of each A Warrant on or before the A Warrant Expiry Date the holder thereof shall be issued one further non-transferable warrant (the "B Warrant") identical in terms to the A Warrant except that: (i) the exercise price shall be US$1.50 per share; (ii) the expiry date shall be before November 30, 2006 (the "B Warrant Expiry Date"); and (iii) no further warrants shall be issued upon the exercise of the B Warrant. Such subscription is made upon and subject to the terms and conditions attached hereto.

_____________________________________________________
Name of Purchaser (please print)

By: _________________________________________________
     Authorized Signature

_____________________________________________________
Official Capacity or Title (please print)

_____________________________________________________
(Please print name of individual whose signature appears above if different than the name of the subscriber printed above.)

_____________________________________________________
Purchaser's Address, including postal code

_____________________________________________________

_____________________________________________________
Telephone Number _____________________________________________________
Register the Units as set forth below:

_____________________________________________________
Name

_____________________________________________________
Account reference, if applicable

_____________________________________________________
Address, including postal code

_____________________________________________________

PRINCIPAL AMOUNT: U.S. $__________________

PURCHASED UNITS: _______________________
___________________________________________________

If the Purchaser is signing as agent for a principal and is not a trust company or a portfolio manager, in either case, purchasing as trustee or agent for accounts fully managed by it, complete the following:

_________________________________________________
Name of Principal

_________________________________________________
Principal's Address

_________________________________________________
_________________________________________________
Deliver the Units as set forth below:

_________________________________________________
Name

_________________________________________________
Account reference, if applicable

_________________________________________________
Contact Name

_________________________________________________
Address, including postal code

_________________________________________________
Telephone Number
_________________________________________________

Purchaser's Agent: ___________________________
(If applicable)

ACCEPTANCE: The Issuer hereby accepts the subscription as set forth above on the terms and conditions contained in this agreement and the Issuer represents and warrants to the Purchaser that the representations and warranties made by the Issuer to the Agent in the Agency Agreement (as defined below) are true and correct in all material respects as of the date of Closing (as defined below) (save and except as waived by the Agent) and that the Purchaser is entitled to rely thereon and on the terms, conditions and covenants contained in the Agency Agreement as if the Purchaser were a party thereto.

     Effective as of October ____, 2002

Subscription No.:______________

INTASYS CORPORATION

Per: _________________________

TERMS AND CONDITIONS OF AMENDED SUBSCRIPTION
FOR UNITS OF INTASYS CORPORATION

  Subscription. The Purchaser understands that the Units they purchase are part of an offering of up to two million one hundred thousand Units of the Issuer by the Issuer through the Agent effected pursuant to the private placement agreement (the "Agency Agreement") between the Agent and the Issuer dated effective as of October 30, 2002. The Purchaser further understands that the Purchased Units will be purchased by it directly from the Issuer pursuant to the provisions of this agreement. The Issuer expressly acknowledges and agrees that the representations, warranties, covenants and agreements of the Issuer set forth in the Agency Agreement are specifically adopted and incorporated into this agreement by reference as if set forth herein.

  The Units will be sold to the Purchaser on the terms and conditions set forth herein. Upon the Issuer's acceptance of this agreement, as evidenced by the signature of an authorized signatory of the Issuer below, this agreement shall constitute an agreement between the Purchaser and the Issuer for the Purchaser to purchase from the Issuer the Purchased Units on such terms and conditions.

  References below to "this agreement" are to be read as references to the agreement resulting from the Issuer's acceptance of this offer.

  Delivery and Payment.

(a)

  Delivery of and payment for the Purchased Units shall be completed at the offices of the Issuer or Issuer's counsel at such time, place and on such date as may be mutually agreed upon by the Issuer and Purchaser (the "Closing").

(b)

  If applicable, Purchaser's Agent (as defined previously) is hereby appointed as the Purchaser's agent and attorney to represent the Purchaser at the Closing for the purposes of all closing matters and deliveries of documents and Purchased Units and is hereby authorized, for and on behalf of itself and the Purchaser, by the Purchaser to extend such time periods and modify or waive such conditions as may be contemplated herein or in the Agency Agreement or as, in its absolute discretion, it deems appropriate. Without limiting the generality of the foregoing, Purchaser's Agent is specifically authorized as the Purchaser's agent and attorney to exercise or not to exercise, as it determines in its absolute discretion, the rights of termination in the Agency Agreement.

  Representations, Warranties and Covenants of the Purchaser. By executing this agreement, the Purchaser acknowledges and agrees that (i) the sale and delivery of the Purchased Units to it is conditional upon the sale being exempt from the prospectus filing requirements of any applicable securities legislation, statutes, regulations, policies and stock exchange or self-regulatory securities association ("Applicable Laws") relating to the sale of the Purchased Units or upon the issuance of such rulings, orders, consents or approvals as may be required to permit the sale without the requirement of filing a prospectus and (ii) upon issuance to Purchaser of the Purchased Units, including the Common Shares included therein, Purchaser will not beneficially own in excess of 4.99% of Issuer's outstanding common stock. The Purchaser, on its own behalf, further represents, warrants and covenants to the Issuer and Agent (and acknowledges that the Issuer and Agent and their respective counsel are relying thereon) that:

(a)

  it is solely responsible for obtaining such professional advice as it considers appropriate in connection with its subscription hereunder, has been independently advised as to or is aware of the restrictions with respect to trading in the Purchased Units imposed by this agreement and by securities legislation in the jurisdiction in which it resides and confirms that except as set forth expressly herein and in the Agency Agreement no representation has been made respecting the restrictions with respect to trading in the Purchased Units; it acknowledges that it is aware of the characteristics of the Purchased Units, the risks relating to an investment therein and of the fact that it may not be able to resell the Purchased Units except in accordance with limited exemptions under Applicable Laws; and it covenants and agrees that it will not resell the Purchased Units except in accordance with the provisions of applicable securities legislation and stock exchange rules and will consult with its own legal advisor with respect to such compliance;

(b)

  it has not received, nor has it requested, nor does it have any need to receive any offering memoranda, sales or advertising literature or any other document (other than financial statements, interim financial statements or any publicly available document, the content of which is prescribed by statute or regulation, including any public disclosure documents describing the business and affairs of the Issuer which have been prepared for delivery to, and reviewed by, prospective purchasers in order to assist them in making an investment decision in respect of the Purchased Units) and they have not become aware of any advertisement in printed media of general and regular paid circulation, or any form of communication, including electronic display, the internet, radio or television with respect to the distribution of the Purchased Units;

(c)

  it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Purchased Units and are able to bear the economic risks of such investment;

(d)	it is resident in the jurisdiction set forth at the beginning of this agreement;
(e)

  it consents to the Issuer making a notation on its records or giving instructions to any transfer agent of the Purchased Units in order to implement the restrictions on transfer set forth and described herein;

(f)

  it has relied solely upon the publicly available information relating to the Issuer and, except as set forth expressly herein and in the Agency Agreement, not upon any verbal or written representations as to fact or otherwise made by or on behalf of the Issuer or the Agent or any other person associated therewith, and any such publicly available information having been delivered to the Purchaser without independent investigation or verification by the Issuer or the Agent or their respective legal counsel and agrees that the Issuer and the Agent and their respective legal counsel assume no responsibility or liability of any nature whatsoever for the accuracy, adequacy or completeness of publicly available information upon which the Purchaser's investment decision has been made or as to whether all information concerning the Issuer required to be disclosed by the Issuer has been disclosed;

(g)

  it is aware that this agreement is subject to acceptance and allotment by the Issuer, subject to the Agency Agreement, but that upon acceptance by the Issuer shall be binding upon the Issuer notwithstanding anything in the Agency Agreement;

(h)

  it is purchasing the Purchased Units as principal for its own account and not for the benefit of any other person (within the meaning of applicable securities legislation), for investment only, and not with a view to the resale or distribution of all or any of the Purchased Units;

(i)

  if it is resident in Canada it is resident in Ontario and is an "accredited investor" as defined in Ontario Securities Commission Rule 45-501-Exempt Distributions and has concurrently executed and delivered a Questionnaire in the form attached as Exhibit 1 to this agreement;

(j)

  it is not a U.S. Person within the meaning of Regulation S as promulgated under the 1933 Act, is not currently a person in the United States and (i) at the time any buy order is originated relating to the sale of the Units, will not be a U.S. Person or a person in the United States, or (ii) the purchase of the Units will be executed in, on or through the physical trading floor of an established foreign securities exchange located outside of the United States (an "Offshore Transaction"), and it agrees that if it decides to offer, sell or otherwise transfer any of the Purchased Units, such securities may be offered, sold or otherwise transferred only:

(i)	to the Issuer;
(ii)	in an Offshore Transaction in accordance with Regulation S under the 1933 Act, provided that:

  (A)     any such trade (other than a trade otherwise exempt from or made in accordance with the prospectus and registration requirements of Applicable Laws) occurs after the expiry of 40 days from the date of Closing (the "Hold Period"), the Purchaser does not take any action to prepare the market or create a demand for the Purchased Units that are the subject of the trade, and during the Hold Period, the Purchaser does not engage in hedging transactions with respect to the Purchased Units being subscribed for hereunder, and

  (B)     such trade is otherwise made in accordance with Applicable Laws; or

(iii)

  pursuant to an exemption from registration under the 1933 Act and in compliance with any applicable state securities laws, provided that the seller has furnished to the Issuer an opinion to such effect from seller's counsel, in a form satisfactory to the Issuer, prior to such offer, sale or transfer;

(k)	it has not been influenced by, is not aware of, and will not undertake any directed selling efforts made by any U.S. Person or a person in the United States;
(l)

  any documents received by it in relation to the Purchased Units include statements to the effect that the Units have not been registered under the 1933 Act and may not be offered or sold in the United States or to a U.S. Person or any person in the United States unless the Units, Common Shares or A Warrants are registered under the 1933 Act or an exemption from the registration requirements is available;

(m)

  it understands and agrees that all offers and sales made by the Purchaser prior to the expiration of the Hold Period shall be made only in accordance with all of the applicable terms of Regulation S or pursuant to registration of the Purchased Units under, or pursuant to an exemption from the registration requirements of, the 1933 Act;

(n)

  if it sells any Purchased Units to a distributor (as defined in Regulation S), a dealer (as defined in the 1933 Act), or a person receiving a selling concession, fee or other remuneration in respect of the Purchased Units sold, prior to the expiration of the Hold Period, it will send a confirmation or other notice to the purchaser that such purchaser is subject to the same restrictions on offers and sales that apply to a distributor under Rules 903 and 904 of Regulation S and will ascertain that any Purchased Units sold contain the Regulation S legend described in paragraph 4(g) of this agreement. Purchaser understands that (i) its right to transfer the Purchased Units will be restricted as set forth in this agreement and by any Applicable Laws, including without limitation the provisions of Regulation S, (ii) such laws impose limitations upon such transfer, and (iii) the Issuer is under no obligation to register the Purchased Units in connection with the subsequent transfer by Purchaser or to aid it in obtaining for Purchaser any exemption from such registration;

(o)

  it agrees that all materials and documents (other than press releases) used in connection with offers and sales of the Purchased Units prior to the expiration of the Hold Period shall include statements in the locations required by Rule 902(g)(2)(i)-(iii) of Regulation S, to the effect that the Purchased Units have not been registered under the 1933 Act and may not be offered or sold in the United States or to a U.S. Person or a person in the United States unless registered under the 1933 Act, or an exemption from the registration requirements of the 1933 Act is available. The Purchaser agrees that any Purchased Units, Common Shares or A Warrants sold by Purchaser prior to the expiration of the Hold Period shall contain the Regulation S legend represented in paragraph 4(g) of this agreement, mutatis mutandis;

(p)

  if required by applicable securities legislation, policy or order or by a securities commission, stock exchange or other regulatory authority, or by the Issuer, it will execute, deliver and file or otherwise assist the Issuer in filing such reports, undertakings and other documents, within the prescribed time periods, with respect to the issue or resale of the Purchased Units (and, if the Purchaser is a resident of Ontario, the Questionnaire attached hereto as Exhibit 1) as may be required by any securities commission or other regulatory authority;

(q)

  if an individual, such individual has attained the age of majority and is legally competent to execute this agreement and to take all actions required pursuant hereto and if a corporation, it has been duly incorporated and validly exists under the laws of its jurisdiction of incorporation and all necessary approvals by its directors and shareholders have been obtained for the execution and delivery of this agreement;

(r)

  upon acceptance by the Issuer, this agreement will constitute a legal, valid and binding contract of the Purchaser enforceable against it in accordance with its terms (subject to bankruptcy, insolvency and other laws affecting the rights of creditors generally and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction) and will not violate or conflict with the terms of any restriction, agreement or undertaking respecting purchases of securities by the Purchaser or any applicable laws of the jurisdiction in which it is resident;

(s)

  if the Purchaser is a resident in a jurisdiction other than Canada, the delivery of this agreement, the acceptance thereof by the Issuer and the issuance of the Purchased Units to the Purchaser complies with all applicable laws of the Purchaser's jurisdiction of residence and domicile, and will not cause the Issuer or any of its officers or directors to become subject to or require any disclosure, prospectus or other reporting requirements;

(t)

  in the case of a subscription by the Purchaser for the Purchased Units acting as trustee or agent for a disclosed principal, it is duly authorized to execute and deliver this agreement and all other necessary documentation in connection with such subscription on behalf of such principal and this agreement has been duly authorized, executed and delivered by and on behalf of, and constitutes the legal, valid and binding agreement of, such principal (subject to bankruptcy, insolvency and other laws affecting the rights of creditors generally and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction); and

(u)

  neither the Purchaser nor any of its shareholders, directors, officers, employees or agents has employed or incurred any liability to any broker, finder or agent for any brokerage fees, finder's fee, commissions or other amounts with respect to this agreement or any of the transactions contemplated hereby.

  The Purchaser, on its own behalf and (if applicable) on behalf of others for whom it is contracting hereunder, agrees that the above representations and warranties will be true and correct both as of the execution of this agreement and as of the time of Closing and the representations, warranties and covenants set forth above will survive the completion of the issuance of the Purchased Units and shall continue in full force and effect notwithstanding any subsequent disposition by it of the Purchased Units; and the Purchaser, on its own behalf and (if applicable) on behalf of others on whose behalf it is contracting, shall indemnify and hold harmless each of the Agent and the Issuer and their respective affiliates, directors, officers, employees and agents against all losses, claims, costs, expenses and liabilities which any of them may suffer or incur as a result of or arising from the reliance by the Agent or the Issuer on any misrepresentation or breach of warranty made by the Purchaser hereunder. The Purchaser undertakes to notify the Issuer and the Agent immediately of any change in representation, warranty, acknowledgement or other information relating to the Purchaser set forth herein (including the representations in any Exhibit or Appendix to this agreement) which takes place prior to the time of Closing.

  Purchaser's Acknowledgements. The Purchaser acknowledges and agrees (on its own behalf and (if applicable) on behalf of those for whom the Purchaser is contracting hereunder) that:

(a)

  (i) it (or others for whom it is contracting hereunder) is responsible for obtaining such legal advice as it considers appropriate in connection with the execution, delivery and performance by it of this agreement and the transactions contemplated hereunder (including the resale and transfer restrictions referred to in section 0 above); and (ii) Issuer's counsel is acting as counsel to Issuer and not as counsel to the Purchaser and the relationship of Issuer's counsel with the Purchaser is limited solely to the provision of customary commercial legal opinions at the time of Closing and to responding to any questions which the Purchaser may have regarding the terms of the documents to be delivered in connection with this transaction;

(b)

  it (or others for whom it is contracting hereunder) has been advised to consult its own legal advisors with respect to applicable resale restrictions and that it is solely responsible, and the Issuer or Agent or their respective counsel are not in any way responsible, for compliance with applicable resale restrictions, other than with respect to the representations and warranties made by the Issuer herein;

(c)

  no agency, governmental authority, regulatory body, stock exchange or other entity has made any finding or determination as to the merit for investment of, nor have any such agencies or governmental authorities, regulatory bodies, stock exchanges or other entities made any recommendation or endorsement with respect to, the Purchased Units;

(d)	no person has made to the Purchaser (or others for whom it is contracting hereunder) any written or oral representations:

(i)	that any person will resell or repurchase the Purchased Units;
(ii)	that any person will refund the purchase price of the Purchased Units, other than as set out herein; or
(iii)	as to the future price or value of the Purchased Units;

(e)

  that no prospectus has been filed by the Issuer with a securities commission or other securities regulatory authorities in any province of Canada or any other jurisdiction in connection with the issuance of the Purchased Units and as a result:

(i)	the Purchaser is restricted from using most of the civil remedies available under Canadian securities legislation in respect of its purchase of the Purchased Units;

(ii)

  the Purchaser may not receive information that would otherwise be required to be provided to it under applicable securities legislation or contained in a prospectus prepared in accordance with applicable securities legislation; and

(iii)	the Issuer is relieved from certain obligations that would otherwise apply under the securities legislation;

(f)

  the Purchased Units may not be sold or otherwise disposed of for a period of twelve months from the date of Closing in the absence of either a prospectus or an exemption from prospectus requirements under applicable securities legislation;

(g)

  that upon the original issuance thereof, and until such time as the same is no longer required under applicable legislation, certificates representing the Common Shares, including such certificates issued upon the exchange of the A Warrants and B Warrants, and all certificates issued in exchange therefore or in substitution thereof, shall bear the following legend:

  "UNLESS PERMITTED UNDER APPLICABLE SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE [INSERT THE DATE THAT IS TWELVE MONTHS AND ONE DAY AFTER THE DATE OF CLOSING].

  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN OFFERED AND SOLD IN AN OFFSHORE TRANSACTION IN RELIANCE UPON REGULATION S AS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 ("REGULATION S"), ACCORDINGLY THE COMMON SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE 1933 ACT AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON, AS DEFINED IN REGULATION S, OR TO A PERSON IN THE UNITED STATES EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE ISSUER."; and

(h)

  it has not purchased the Purchased Units as a result of any general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

  Issuer's Representations. The Issuer represents and warrants to the Purchaser as follows (and acknowledges that the Purchaser is relying thereon):

(a)	the Issuer:

(i)	is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation; and
(ii)	has all necessary corporate power and authority to own, lease and operate its assets and to conduct its business as such business is now conducted;

(b)

  the Issuer has the necessary corporate power and authority to execute this agreement and to perform its obligations hereunder. The execution of this agreement by the Issuer and the performance by the Issuer of its obligations hereunder has been duly authorized by all necessary action on its part;

(c)	this agreement constitutes a legal, valid and binding obligation of the Issuer enforceable against it in accordance with its terms; and
(c)

  upon consummation of the purchase contemplated hereby and upon receipt by the Issuer of payment therefore, the Purchaser will have acquired from the Issuer validly issued, fully paid and non-assessable securities of the Issuer, free and clear of all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever on the part of the Issuer (other than pursuant to this agreement, as contemplated hereby, or pursuant to applicable securities and other laws).

  Prospectus Exemptions. The sale and delivery of the Purchased Units to the Purchaser or (if applicable) to any person on whose behalf the Purchaser is contracting is conditional upon the sale being exempt from the requirement to file a prospectus under any applicable statute relating to the sale of the Purchased Units or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus.

  Transaction Fee. The Purchaser understands that, in connection with the issue and sale of the Purchased Units to purchasers, Agent will receive a fee from the Issuer consisting of Units equal to 7.5% of the total proceeds received by the Issuer from the issuance of the Units.

  Costs. The Purchaser acknowledges and agrees that, except as may otherwise be provided for in this agreement, all costs and expenses incurred by the Purchaser (including any fees and disbursements of any special counsel retained by the Purchaser) relating to the sale of the Purchased Units to the Purchaser shall be borne by the Purchaser.

  Time of the Essence. Time shall, in all respects, be of the essence hereof.

  Currency. All references herein to money amounts are to lawful money of the United States of America unless otherwise specified.

  Headings. The headings contained herein are for convenience only and shall not affect the meaning or interpretation hereof.

  Entire Agreement; Amendment. This agreement constitutes the only agreement between the parties with respect to the subject matter hereof and shall supersede any and all prior negotiations and understandings. This agreement may be amended or modified in any respect by written instrument only.

  Successors and Assigns. The terms and provisions of this agreement shall be binding upon and shall enure to the benefit of the Purchaser, the Issuer and the Agent and their respective successors and assigns; provided that, except as herein provided, this agreement shall not be assignable by any party without the written consent of the others.

  Governing Law. This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. The Purchaser, in its personal or corporate capacity, irrevocably attorns to the jurisdiction of the courts of the Province of Ontario.

  Languages. The parties confirm their express wish that this agreement and all documents and agreements directly or indirectly related thereto be drawn up in the English language. Les parties reconnaissent leur volonté expresse que la présente convention de souscription ainsi que tous les documents qui s'y rattachent directement ou indirectement soient rédigés en anglais.

  Effective Date. This agreement is intended to and shall take effect on the date of the Closing, notwithstanding its actual date of execution or delivery by any of the parties.

  Method of Payment; Delivery of Subscription Agreement. The Purchaser shall make payment for the Purchased Units subscribed for in such manner as Agent or Issuer may direct so as to permit the closing of the purchase of the Purchased Units to occur at the Closing.

  Facsimile copies. The Issuer shall be entitled to rely on delivery of a facsimile copy of this executed Agreement, and acceptance by the Issuer of such facsimile shall be legally effective to create a valid and binding agreement between the Purchaser and the Issuer in accordance with the terms hereof.

INTASYS CORPORATION

A WARRANT

THIS WARRANT AND THE SECURITIES TO BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION S ("REGULATION S") PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THIS WARRANT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE WARRANT IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.

THIS WARRANT AND THE SECURITIES TO BE ISSUED UPON ITS EXERCISE MAY NOT BE EXERCISED, SOLD, PLEDGED, TRANSFERRED OR ASSIGNED TO ANY U.S. PERSON, AS DEFINED IN REGULATION S, OR ANY PERSON IN THE UNITED STATES, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE 1933 ACT AND UNDER PROVISIONS OF APPLICABLE STATE SECURITIES LAWS; AND IN THE CASE OF AN EXEMPTION, ONLY IF THE ISSUER, AS HEREINAFTER DEFINED, HAS RECEIVED AN OPINION FROM COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF THE SECURITIES.

THIS WARRANT AND THE WARRANT SHARES ISSUABLE HEREUNDER ARE NOT QUALIFIED FOR SALE IN ONTARIO AND HAVE BEEN SOLD BY WAY OF PRIVATE PLACEMENT EXEMPTION FROM PROSPECTUS AND REGISTRATION REQUIREMENTS. THE WARRANT SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO HOLD PERIODS AND OTHER TRADING RESTRICTIONS UNDER ONTARIO SECURITIES LAWS AND MAY ONLY BE SOLD OR TRANSFERRED IN COMPLIANCE WITH, OR UNDER AN AVAILABLE EXEMPTION FROM, SUCH SECURITIES LAWS.

A WARRANT

No. "A" -______

To Purchase ________ Common Shares of

INTASYS CORPORATION

     THIS WARRANT CERTIFIES that, for value received, _____________________________________, OF __________________, _______________, ___________ (the "Purchaser"), is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after November 30, 2002 and on or prior to November 30, 2004 (the "Termination Date") but not thereafter, to subscribe for and purchase from INTASYS CORPORATION, an Ontario, Canada corporation having a place of business at 388 Rue St. Jacques, Montreal, Quebec, Canada H2Y 1S1, (the "Issuer"), __________________ (________) shares (the "Warrant Shares") in the Issuer's no par value common stock (the "Common Shares").

     1.     Exercise Price. The purchase price of one Common Share (the "Exercise Price") under this Warrant shall be US$1.40 U.S. The Exercise Price and the number of Common Shares for which the Warrant is exercisable shall be subject to adjustment as provided herein.

     2.     Authorization of Shares. The Issuer covenants that all Common Shares which shall be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant and full payment of the Exercise Price, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

     3.     Exercise of Warrant. (a) Except as provided in paragraph 10 herein, exercise of the purchase rights represented by this Warrant may be made at any time or times, before the close of business on November 30, 2004, (the "Termination Date"), or such earlier date on which this Warrant may terminate as provided in this Warrant, by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed, at the office of the Issuer (or such other office or agency of the Issuer as the Issuer may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Issuer) and upon payment of the Exercise Price of the shares thereby purchased; whereupon the holder of this Warrant shall be entitled to receive a certificate for the number of Common Shares so purchased provided that upon issuance of such Common Shares Purchaser does not beneficially own in excess of 4.99% of the Issuer's outstanding common stock. Certificates for shares purchased hereunder shall be delivered to the holder hereof within seven (7) business days after the date on which this Warrant shall have been exercised as aforesaid. Payment of the Exercise Price may be by certified cheque or cashier's cheque, by wire transfer to an account designated by the Issuer, or in cash in an amount equal to the Exercise Price multiplied by the number of Warrant Shares.

                                              (b) Within seven (7) days of exercise of this Warrant as above provided, and together with the delivery of the certificates for the number of Common Shares so purchased, the Issuer shall issue to the Purchaser a like number of further warrants, (the "B Warrants"), identical in form and content as this Warrant, save and except for the following:
                                      (i)     the purchase price pursuant to such B Warrant shall be $1.50 U.S. per share;
                                      (ii)     the Termination Date for the exercise of such B Warrant shall be October 31, 2006; and
                                      (iii)     no further warrant shall be issued upon exercise of such B Warrant.

     4.     No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.

      5.     Charges, Taxes and Expenses. Issuance of certificates for Common Shares upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Issuer, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates for Common Shares are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by a form of assignment acceptable to Issuer and attached hereto duly executed by the holder hereof; and provided further, that upon any transfer involved in the issuance or delivery of any certificates for Common Shares, the Issuer may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any issue or transfer tax incidental thereto. Notwithstanding the above, this Warrant is non-transferable, as provided in paragraph 8 below.

      6.     Closing of Books. The Issuer will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant for a period of time in excess of seven (7) trading days per year.

      7.     No Rights as Shareholder until Exercise. This Warrant does not entitle the holder hereof to any voting rights or other rights as a shareholder of the Issuer prior to the exercise hereof, including payment therefore. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be, and be deemed to be, issued to such holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

     8.     No Assignment or Transfer of Warrant. This Warrant is not transferable and may not be assigned by the Purchaser in any manner.

     9.     Loss, Theft, Destruction or Mutilation of Warrant. The Issuer represents and warrants that upon receipt by the Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Issuer of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant or certificate, if mutilated, the Issuer will make and deliver a new Warrant or certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or certificate.

     10.     Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday in the Province of Ontario, Canada, then such action may be taken or such right may be exercised on the next succeeding day that is not Saturday, Sunday or a legal holiday in the Province of Ontario.

     11.     Effect of Certain Events.
          (a)     If at any time the Issuer proposes (i) to sell or otherwise convey all or substantially all of its assets, or (ii) to effect a transaction (by merger or otherwise) in which more than 50% of the voting power of the Issuer is disposed of (collectively, a "Sale or Merger Transaction"), in which the consideration to be received by the Issuer or its shareholders consists solely of cash, then the Warrant shall terminate if the Warrant has not been exercised by the effective date of such Sale or Merger Transaction, provided that the Issuer shall give the holder of this Warrant thirty (30) days prior written notice of such termination and of the proposed effective date of the Sale or Merger Transaction.

          (b)     If at any time the Issuer proposes (i) to sell or otherwise convey all or substantially all its assets, or (ii) to effect a transaction (by merger or otherwise) in which more than 50% of the voting power of the Issuer is disposed of (collectively, a "Sale or Merger Transaction"), in which the consideration to be received by the Issuer or its shareholders consists solely of cash, then the Warrant shall terminate if the Warrant has not been exercised by the effective date of such Sale or Merger Transaction.

          (c)     In case the Issuer shall at any time effect a Sale or Merger Transaction in which the consideration to be received by the Issuer or its shareholders consists in part of consideration other than cash, the holder of this Warrant shall have the right thereafter to purchase, by exercise of this Warrant and payment of the aggregate Exercise Price in effect immediately prior to such Sale or Merger Transaction, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such Sale or Merger Transaction had this Warrant been exercised immediately prior thereto.

     12.     Adjustments of Exercise Price and Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as provided in this paragraph 12 below. In case the Issuer shall (i) declare or pay a dividend in common Shares or make a distribution in Common Shares to holders of its outstanding Common Shares, (ii) subdivide its outstanding Common Shares, (iii) combine its outstanding Common Shares into a smaller number of Common Shares or (iv) issue any Common Shares in a reclassification of its common stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the holder of this Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Issuer which he would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Issuer which are purchasable hereunder, the holder of this Warrant shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per such Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Issuer resulting from such adjustment. An adjustment made pursuant to this paragraph 12 shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.
     13.     Voluntary Adjustment by the Issuer. The Issuer may at any time during the term of this Warrant, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Issuer.

     14.     Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Issuer shall promptly mail by registered or certified mail, return receipt requested, to the holder of this Warrant notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such notice, in absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

     15.     Authorized Shares. The Issuer covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Issuer further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Issuer will take all such reasonable action as September be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the NASDAQ Small Cap Stock Market or any domestic securities exchange upon which the Common Shares may be listed.

     16.     Transfer Restrictions Regarding Common Shares Underlying the Warrant. The certificate or certificates representing the Common Shares to be issued at any time prior to forty-one (41) days after the issuance of the Warrant, upon exercise of any part or all of this Warrant, shall be subject to the following legend restricting transfer under the 1933 Act, such legend to be substantially as follows:

  "THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE OFFERED OR SOLD TO ANY U.S. PERSON AS DEFINED BY RULE 902(o) OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1933 EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933 PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM."

     Any time forty one (41) days after the issuance of the Warrant the holder of the restricted Common Shares makes the certification, pursuant to the attached Regulation S Notice, that such holder has complied with all of the requirements of Regulation S and such other requirements as set forth therein, then the Issuer shall cause the Transfer Agent, at the Issuer's sole expense, to deliver the underlying Common Shares (the "Underlying Shares") upon such conversion without a restrictive legend or stop transfer instructions; otherwise the Underlying Shares shall be considered restricted securities and certificates representing such shares shall contain restrictive legends and stop transfer instructions will be placed with the Issuer's Transfer Agent regarding such shares. There shall be no restrictive legend on the Underlying Shares in the event the Warrant is exercised forty-one (41) days after the issuance of this Warrant.

     17.     General.
          (a)     Issue Date; Jurisdiction. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been issued and delivered by the Issuer on the date hereof. This Warrant shall be binding upon any successors or assigns of the Issuer. This Warrant shall constitute a contract under the laws of the Province of Ontario, Canada, without regard to its conflict of law, principles or rules.

          (b)     Restrictions. The holder hereof acknowledges that the Warrant Shares acquired upon the exercise of this Warrant will have restrictions upon resale imposed by the United States and Canadian Provincial, State and Federal Securities Laws.

          (c)     Modification and Waiver. This Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

          (d)     Notices. Any notice, request or other document required or permitted to be given or delivered to the holders hereof by the Issuer shall be delivered or shall be sent by certified or registered mail, postage prepaid, to each such holder at the holder's address as shown on the books of the Issuer or to the Issuer at the address set forth in the Agreement.

          (e)     Entire Agreement. This Warrant, together with all documents referenced herein, embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Warrant shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Warrant.

          (f)     Headings. The headings of this Warrant are inserted for convenience and identification only, and are in no way intended to describe, interpret, define or limit the scope, extent or intent hereof.

     IN WITNESS WHEREOF, the Issuer has caused this Warrant to be executed by its officer thereunto duly authorized.

     Dated: _______________

By:	INTASYS CORPORATION s/s Daniel Bertrand DANIEL BERTRAND

NOTICE OF WARRANT EXERCISE

To:   INTASYS CORPORATION

          (1)     The undersigned hereby elects to purchase ________ Common Shares, no par value per share (the "Common Shares") INTASYS CORPORATION pursuant to the terms of the attached Warrant, and tenders herewith payment of the Exercise Price in full, together with all applicable issue or transfer taxes, if any.

          (2)     The undersigned hereby represents and warrants that upon issuance of the Common Shares, the undersigned's total beneficial ownership of INTASYS CORPORATION common stock will not exceed 4.99% of all such issued and outstanding common shares.

          (3)     Please issue a certificate or certificates representing said Common Shares, as well as a further "B" Warrant, in the name of the undersigned or in such other name as is specified below:

                   _______________________________
                   (Name)

                   _______________________________
                   (Address)
                   _______________________________

Dated:

_______________________________
Signature